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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Tangoe, Inc.
Orange, Connecticut

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177398) of Tangoe, Inc. of our report dated March 12, 2012, relating to the consolidated financial statements of Tangoe, Inc., which appears in this Form 10-K.

/s/ BDO USA, LLP
New York, New York
March 28, 2012

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm